UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2014

JOURNAL OF RADIOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53780	27-0491634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2230 Michigan Avenue Santa Monica, California, CA	90404
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (310) 460-7303

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

During the period of August 10, 2011 and August 2, 2013 Journal of Radiology, Inc. (the "Company", "we") received advances (the "Advances”) from Al Kau. The amount of the Advances were $56,597.

On February 20, 2014, we entered into a Side Letter Agreement ("Side Letter Agreement") with Al Kau pursuant to which we agreed that the Advances be amended to a Single New Secured Promissory Note (“Note”). The Note reflects a face amount of $68,000 with a conversion rate of $0.0001 and interest rate of 20% per year. The outstanding Face Amount of the Note shall increase by 20% on August 1, 2014. The outstanding Face Amount of the Note shall increase by another 20% on August 1, 2015 and again on each one year anniversary of August 1, 2015 until the Note has been paid in full.

The foregoing description of the Advances, and Side Letter Agreement is qualified in its entirety by reference to the full text of the agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Document	Location
10.1	Side Letter Agreement (Secured Promissory Note) between the Company and Al Kau dated February 20, 2014.	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOURNAL OF RADIOLOGY, INC.
(Registrant)

Date: February 21, 2014

/s/ Aaron Shrira

Aaron Shrira

Chief Executive Officer

(Principal Executive Officer)

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